Exhibit 99.1

              Kopin Reports Second-Quarter 2005 Financial
 Results; CyberDisplay Products for Military and Digital Media Drive
              Sequential Revenue Growth and EPS of $0.03


    TAUNTON, Mass.--(BUSINESS WIRE)--Aug. 3, 2005--Kopin Corporation (NASDAQ: KOPN) today announced financial results for the second quarter ended June 25, 2005.

    Second-quarter Financial Summary:

    -- Total revenue of $21.0 million, in line with the guidance provided in the Company's first-quarter 2005 news release and conference call. This compares with total revenue of $23.6 million in the second quarter of 2004 and $18.9 million in the first quarter of 2005.

    -- Net income of $1.9 million, or $0.03 per diluted share, compared with a net loss of $2.3 million, or $0.03 per share, a year earlier. In the first quarter of 2005, Kopin recorded net income of $1.2 million, or $0.02 per share.

    -- CyberDisplay revenue totaling $12.0 million, compared with $13.2 million in the year-ago period and $9.5 million in the first quarter of 2005.

    -- III-V revenue of $9.0 million versus $10.4 million in the second quarter of 2004 and $9.4 million in the first quarter of 2005.

    "We posted a sequential increase of more than 25 percent in CyberDisplay revenue, generated positive cash flow and recorded our second consecutive quarter of profitability," said Kopin President and Chief Executive Officer Dr. John C.C. Fan. "The positive results Kopin has achieved in the past two quarters speak strongly and clearly to our strategy of transitioning our LED operation to Asia via the KO-BRITE joint venture, increasing our operational effectiveness and focusing on our core products and strategic customers. Even as we strengthen the bottom line, we continue investing aggressively to bring new products to market for our customers, especially in the microdisplay area.
    "Our second quarter financial performance reflects strong sales to the U.S. military, where Kopin supplies microdisplays for a range of thermal imaging systems," Dr. Fan continued. "In addition, second-quarter growth was driven by a pickup in orders from digital camcorder customers."

    Recent Highlights:

    -- Kopin introduced the CyberEVF(R) 230K, the world's first complete electronic viewfinder (EVF) for the new generation of wafer-thin, high-performance digital cameras. The CyberEVF 230K was designed in conjunction with a top-tier digital camera OEM customer, with the goal of making it the standard EVF for high-zoom, high-resolution cameras. Kopin has begun mass production of the EVF for this customer and expects significant revenue from this product.

    -- Kopin expects to be a beneficiary of the U.S. House of Representatives-approved 2006 Defense Appropriations Bill, which allocates $3 million specifically to establish a manufacturing process for the development of enhanced microdisplays. The bill, which must be approved by the U.S. Senate and signed by President Bush to become law, represents a key step toward providing troops on the battlefield with next-generation night vision technology.

    -- The Company launched the Binocular Display Module (BDM-230K), a plug-and-play video subsystem that combines all of the electronics and optics for mobile video eyewear applications into a lightweight, self-contained unit. The Kopin BDM-230K delivers sharp, full-color, QVGA-quality (320 x 240 resolution) video with a virtual image equivalent to a 35-inch TV. Featuring dual Kopin CyberDisplay(R) 230K microdisplays, the BDM-230K enables video eyewear manufacturers to reduce the initial investment and manufacturing lead-time of new product development and introduction. Kopin expects quick adoption by customers of the BDM-230K, as evidenced by the recent announcement about the design-in of this module by 3001 AD for its Trimersion virtual reality system. Trimersion brings virtual reality gaming to the Microsoft Xbox, Sony PlayStation and personal computers.

    -- Tokyo-based Scalar Corp. chose Kopin's 180K color filter microdisplay for its new Teleglass, the world's smallest video eyewear for video-on-the-go applications. Connected to a mobile phone, portable DVD player or digital camera, the Teleglass projects high-resolution video on eyeglasses, creating a virtual 28-inch TV screen.

    -- MicroOptical Corp. integrated Kopin's full color, QVGA resolution microdisplays into a new video eyewear system developed for France Telecom's wireless unit, Orange SA. The sleek, stylish new glasses will be paired with Samsung mobile phones, allowing Orange subscribers to watch television and movies, check their e-mail, view photos and browse the Internet through two QVGA resolution full color CyberDisplays.

    According to a 2004 report from the McLaughlin Consulting Group and Insight Media, the near-to-eye personal display market is expected to reach $1 billion by 2008.
    "Our microdisplays and modules are enabling the development of exciting products and creating new opportunities in a fresh segment of the market - video eyewear for portable information and entertainment," Dr. Fan said. "Some of our customers plan to introduce their eyewear products into the marketplace over the next several months. While initial production volumes for this year are expected to be relatively small, momentum is building rapidly and the potential is enormous. The mobile video era has arrived, and I am confident in Kopin's ability to build on its leadership as this dynamic market continues to grow."

    Six-Month Results:

    For the six months ended June 25, 2005, total revenue was $39.9 million compared with $45.9 million for the same period last year. Revenue from III-V products was $18.4 million for the first six months of 2005, down from $19.9 million for the first six months of 2004. CyberDisplay revenues were $21.5 million versus $26.0 million in the first half of 2004. Net income for the most recent six-month period was $3.0 million, or $0.04 per diluted share, compared with a net loss of $5.7 million, or $0.08 per share, for the first six months of 2004.
    Cash and marketable securities totaled $112.9 million as of June 25, 2005, compared with $107.8 million at March 26, 2005. During the second quarter of 2005, the Company repurchased approximately 1.1 million shares of common stock, bringing its total investment to approximately 1.6 million shares, or $5.3 million, since the inception of the stock buyback program.

    Business Outlook:

    "We expect strong sales of our microdisplays in the third quarter," Dr. Fan said. "That performance, combined with the steady contribution of our HBT products, should provide us with third quarter revenue of between $23.5 million and $24.5 million, with CyberDisplay revenue up more than 20 percent sequentially. We will continue our focus on profitability while pursuing our new product activities in video eyewear, military night vision applications and digital still cameras. The elements necessary to produce significant growth for Kopin are coming together, and we have the technology, products and experience to capitalize on those opportunities."

    Second-Quarter Conference Call:

    Kopin will provide a live audio webcast of its second-quarter conference call for investors at 5:00 p.m. ET today, August 3, 2005. Investors who want to hear the call should log on to the Investor Relations section of Kopin's website, www.kopin.com, at least 15 minutes before the event's broadcast. The call will be available on the Investor Relations section for one week. After that, investors can access an archived version of the call on Kopin's website.
    Kopin's second-quarter conference call also can be heard live by dialing (719) 457-2625 or (800) 967-7134 five minutes prior to the call. A replay of the call will be available from 8:00 p.m. ET Wednesday, August 3 through midnight ET Tuesday, August 9. To access the replay, dial (719) 457-0820 or (888) 203-1112 and refer to confirmation code 4200958.

    About Kopin

    Kopin is the largest U.S. manufacturer of microdisplays to the consumer electronics, industrial and military markets and the world's largest merchant supplier of heterojunction bipolar transistor (HBT) wafers for power amplifier integrated circuits. Since introducing its award-winning microdisplay technology in 1999, Kopin has shipped more than 15 million CyberDisplays for digital cameras, personal video eyewear, camcorders, thermal weapon sights and head-mounted displays. The Company also has shipped more than 500,000 HBT transistor wafers, which have been integrated into more than 1 billion wireless handsets and into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's technology is protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

    Safe Harbor Statement

    Statements in this news release may be considered "forward-looking" statements under the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to: Kopin's expectation for significant revenue from the CyberEVF230K; the expectation for quick adoption of the BDM-230K; the Company's expectation that it will be a beneficiary of the U.S. House of Representative-approved 2006 Defense Appropriations Bill; the forecast for the near-to-eye personal microdisplay market to reach $1 billion by 2008; the expectation that several Kopin customers plan to introduce their video eyewear products into the marketplace over the next several months; the scope of initial production volumes of video eyewear products; the expectation for strong microdisplay sales and the steady contribution of the Company's HBT products in the third quarter of 2005; projections for third-quarter revenue of between $23.5 million and $24.5 million, with CyberDisplay revenue up more than 20 percent sequentially; the Company's plan to continue to focus on profitability and pursue new microdisplay product activities in video eyewear, military and night vision applications and digital still cameras; and that the expectation that the elements necessary to produce significant growth for Kopin are coming together, and the Company's belief that it has the technology, products and experience to capitalize on those opportunities. These statements involve a number of risks and uncertainties that could materially affect future results. These risk factors include, but are not limited to: technical, manufacturing, marketing or other issues that may prevent either the adoption or rapid acceptance of the CyberEVF230K and the BDM-230K; competitive products, pricing or technical issues that may prevent the near-to-eye microdisplay market from reaching the size forecast by the McLaughlin Consulting Group and Insight Media; the risk that new product initiatives and other research and development efforts may not be successful; the loss of significant customers; the potential that costs to produce the Company's microdisplay and HBT products will increase significantly, or that yields will decline; the ability of the Company's customers to ramp initial production volumes of their video eyewear products; market acceptance of video eyewear products; competitive products, pricing, manufacturing delays, technical issues, economic conditions or external factors that may prevent the Company from achieving its financial guidance; and other risk factors and cautionary statements listed in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission. These include, but are not limited to, the Company's Annual Report on Form 10-K for the year ended December 25, 2004.
    CyberDisplay, GAIN-HBT and The NanoSemiconductor Company are trademarks of Kopin Corporation.

    Kopin - The NanoSemiconductor Company(TM)

    The Company's condensed consolidated statement of operations and balance sheet are attached.


                           Kopin Corporation
            Condensed Consolidated Statements of Operations
                              (Unaudited)

                       Three Months Ended         Six Months Ended
                    ------------------------  ------------------------
                      June 25,    June 26,      June 25,    June 26,
                        2005        2004          2005        2004
                    ------------------------  ------------------------
Revenues:
 Product revenues   $20,481,962 $22,797,438   $37,747,260 $44,930,434
 Research and
  development
  revenues              555,616     761,553     2,194,250     986,553
                    ------------------------  ------------------------
                     21,037,578  23,558,991    39,941,510  45,916,987
Expenses:
 Cost of product
  revenues           13,191,709  19,841,086    24,095,379  38,924,899
 Research and
  development         2,705,638   3,502,294     6,104,969   7,422,729
 Selling, general
  and administrative  3,907,982   2,609,890     7,171,572   5,558,655
 Asset impairment             -           -       517,902           -
                    ------------------------  ------------------------
                     19,805,329  25,953,270    37,889,822  51,906,283
                    ------------------------  ------------------------
Income (loss) from
 operations           1,232,249  (2,394,279)    2,051,688  (5,989,296)
Other income and
 (expense):
 Interest and
  other income          834,077     689,666     1,613,690   1,573,093
 Interest and
  other expense          (2,973)        (12)     (205,140)   (198,096)
                    ------------------------  ------------------------
                        831,104     689,654     1,408,550   1,374,997
                    ------------------------  ------------------------
Income (loss) before
 minority interest,
 income taxes and     2,063,353  (1,704,625)    3,460,238  (4,614,299)
equity losses in
 unconsolidated
 affiliates

Minority interest in
 income of
 subsidiary            (114,058)   (202,366)     (158,006)   (307,044)
                    ------------------------  ------------------------
Income (loss) before
 income taxes and
 equity losses        1,949,295  (1,906,991)    3,302,232  (4,921,343)
in unconsolidated
 affiliates

Provision for income
 taxes                  (75,988)   (129,009)     (108,227)   (196,565)
                    ------------------------  ------------------------
Income (loss) before
 equity losses in
 unconsolidated
 affiliates           1,873,307  (2,036,000)    3,194,005  (5,117,908)

Equity losses in
 unconsolidated
 affiliates                   -    (300,000)     (149,508)   (600,000)
                    ------------------------  ------------------------
Net income (loss)    $1,873,307 $(2,336,000)   $3,044,497 $(5,717,908)
                    ========================  ========================
Net income (loss)
 per share:
     Basic                $0.03      $(0.03)        $0.04      $(0.08)
                    ========================  ========================
     Diluted              $0.03      $(0.03)        $0.04      $(0.08)
                    ========================  ========================
Weighted average
 number of common
 shares outstanding:
     Basic           69,520,488  70,065,958    69,779,619  70,063,096
                    ========================  ========================
     Diluted         69,722,261  70,065,958    69,983,427  70,063,096
                    ========================  ========================


                           Kopin Corporation
                 Condensed Consolidated Balance Sheets
                              (Unaudited)
                                              June 25,   December 25,
                                                2005         2004
                                            --------------------------
ASSETS
Current assets:
    Cash and marketable securities          $112,894,966 $111,900,466
    Accounts receivable, net                   8,634,439    9,088,525
    Inventory                                  9,003,860    7,934,955
    Optical equipment and receivables from
     transfer to joint venture                 1,115,430    5,785,500
    Prepaid and other assets                   1,705,211    1,572,307
                                            --------------------------

Total current assets                         133,353,906  136,281,753

Equipment and improvements, net               10,190,697   11,615,633
Other assets                                  11,007,490    7,934,527
                                            --------------------------

Total assets                                $154,552,093 $155,831,913
                                            ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                          $8,818,540   $9,075,976
    Accrued expenses                           2,535,285    2,549,057
    Billings in excess of revenue earned         941,018    1,240,347
                                            --------------------------

Total current liabilities                     12,294,843   12,865,380

Minority interest                              4,004,180    3,780,693
Stockholders'  equity                        138,253,070  139,185,840
                                            --------------------------

Total liabilities and stockholders' equity  $154,552,093 $155,831,913
                                            ==========================



    CONTACT: Kopin Corporation
             Richard Sneider, 508-824-6696
             Chief Financial Officer
             rsneider@kopin.com
             or
             Sharon Merrill Associates, Inc.
             Scott Solomon, 617-542-5300
             Vice President
             ssolomon@investorrelations.com